UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2011

On Assignment, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

26745 Malibu Hills Road
 Calabasas, CA 91301
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 2, 2011, On Assignment, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders (the “Annual Meeting”) at the Company’s offices in Calabasas, California.  A total of 36,950,403 shares of the Company’s common stock were entitled to vote as of April 14, 2011, the record date for the Annual Meeting.   There were 35,103,786 shares present in person or by proxy at the Annual Meeting, at which the stockholders were asked to vote on four proposals.  Below is a summary of the proposals and corresponding votes.

Proposal 1.  Election of Directors

The first proposal was the election of two members of the Board of Directors to hold office until the 2014 annual meeting of stockholders or until their successors are duly elected and qualified.  Jonathan S. Holman and Peter T. Dameris, the Class I members of the Board of Directors, were elected receiving votes as follows:

Nominee	For	Withheld	Broker Non-Votes
Jonathan S. Holman	31,968,164	1,086,148	2,049,474
Peter T. Dameris	32,145,756	908,556	2,049,474

Proposal 2.  Advisory Vote on Executive Compensation

The advisory (non-binding) approval of the compensation of named executive officers was approved as follows:

For	Against	Abstain	Broker Non-Votes
27,545,411	4,927,153	581,748	2,049,474

Proposal 3.  Advisory Vote on the Frequency of the Advisory Vote on Executive Compensation

The advisory (non-binding) vote on the frequency of the advisory vote on the compensation of named executive officers was approved as follows:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
29,607,983	324,081	2,611,902	510,346	2,049,474

Proposal 4.  Appointment of Independent Accountants

The appointment of Deloitte & Touche LLP as the Company’s independent accountants for the 2011 fiscal year was ratified by the Company’s stockholders as follows:

For	Against	Abstain	Broker Non-Votes
34,818,745	269,771	15,270	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.
Date: June 7, 2011
/s/ James L. Brill
Sr. Vice President, Finance and
Chief Financial Officer